Exhibit 10.19

DESCRIPTION OF COMPENSATION REGARDING COMPANY CAR FOR CHARLES J. WYLY, JR.

      On January 21, 2005, the Compensation Committee of the Board of Directors of Michaels Stores, Inc. (the “Company”) approved the purchase of a new automobile for use by Charles J. Wyly, Jr., the Company’s Chairman of the Board, as part of his compensation. In addition, the Compensation Committee authorized the transfer to Mr. Wyly of title to an older automobile formerly used by him, also as part of his compensation.